UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

Advanced Environmental Petroleum Producers Inc.
(Exact name of registrant as specified in its charter)

Florida	333-192405	46-3046340
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14405 Walters Road, Suite 780 Houston, TX	77014
(address of principal executive offices)	(zip code)

281-402-3167
(registrant’s telephone number, including area code)

215 North Jefferson Street, Ossian, Indiana 46777
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

As previously reported in a Current Report on Form 8-K of Advanced Environmental Petroleum Producers, Inc. (the “Company,” “us,” “we,” “our” or words of similar meaning), filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2017 (the “Signing 8-K”), pursuant to a Stock Purchase Agreement dated as of March 6, 2017 (the “Purchase Agreement”) by and among Oncolix, Inc., a Delaware corporation (the “Purchaser”), Brian K. Kistler, at that time our majority shareholder and sole executive officer, employee and director on our Board of Directors (the “Board”), New Opportunity Business Solutions, Inc. a corporation whose sole shareholder is Mr. Kistler (“NOBS,” and together with Mr. Kistler, collectively, the “Seller”) and the Company, the Seller agreed to sell 61,465,130 shares of our common stock owned by the Seller (approximately 66% of our issued and outstanding shares) to the Purchaser for a purchase price of $315,000 (the “Share Acquisition”).

On April 6, 2017, pursuant to the Purchase Agreement, the closing (the “Closing”) of the Share Acquisition occurred and the Purchaser acquired the 61,465,130 shares of our common stock from the Seller pursuant to the Purchase Agreement, resulting in a change in control of the Company. As a result of the Share Acquisition, the Purchaser became the majority shareholder of the Company, the Board appointed Michael T. Redman as a director to the Company’s Board and as Chief Executive Officer and President, and J. Donald Payne as a director to the Board and Secretary and chief accounting officer of the Company. Immediately following such appointments, all of our officers and directors resigned from all such and other positions with the Company. Mr. Redman and Mr. Payne may be deemed affiliates of the Purchaser. The sale of the 61,465,130 shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”).

Because the Company may be considered a shell company (as defined in Section 405 of the 1933 Act), it is required by Section (a)(8) of Item 5.01 of Form 8-K to provide the information required by Form 10 under the Securities Exchange Act of 1934, as amended.

The information required by Items 1, 1A, 2, 3,8, 9, 10,12,14 and 15 of Form 10 are incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed with the SEC on or about April 4, 2017. The information required by Item 11 of Form 10 is incorporated by reference to the Registrant's Registration Statement on Form S-1 declared effective on November 12, 2014. The information required by Item 13 of Form 10 is incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on April 4, 2017, and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 filed on November 22, 2016.

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In response to Item 4 of Form 10, the following table sets forth certain information, as of April 6, 2016, concerning shares of our common stock, the only class of its securities that is issued and outstanding, held by (1) each shareholder known by the Company to own beneficially more than five percent of the common stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Direct Amount of Beneficial Owner	Position	Percent of Class (2)

Officers and Directors

Michael T. Redman (1)	61,465,130	Chief Executive Officer, President, Principal Executive Officer and Principal Financial Officer and Director	65.45%

J. Donald Payne (1)	61,465,130	Secretary, Chief Accounting Officer and Director	65.45%

All Officers and Directors as a
Group (2 Person)	61,465,130		65.45%

Principal Stockholders

Oncolix, Inc. (1) 14405 Walters Road, Suite 780 Houston, TX 77014	61,465,130	Principal Stockholder	65.45%

(1)

Represents shares owned by the Purchaser. Mr. Redman and Mr. Payne may be deemed beneficial owners of such 61,465,130 shares owned by the Purchaser as a result of Mr. Redman and Mr. Payne being affiliates and directors of the Purchaser. However, each such person disclaims any such beneficial ownership of the 61,465,130 shares.

(2)	Percentage based on 93,911,633 shares of our common stock outstanding on April 4, 2017.

The biographies of Messrs. Redman and Payne are set forth below and incorporated by reference into this Section 5.01.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory; Arrangements of Certain Officers.

On April 6, 2017, in connection with the change of control of the Company, Mr. Kistler resigned as the Company’s sole director, executive officer and other positions and Mr. Redman was appointed a director and our chief executive officer and president and J. Donald Payne as a director and our Secretary and chief accounting officer of the Company.

Messrs. Redman and Payne not been involved in any legal proceedings that would require disclosure under Item 401 of Regulation S-K.

Michael T. Redman

Mr. Redman, age 62, created and named Oncolix from technology acquired from the Greenville Health Corporation, the current majority shareholder of Oncolix. The Greenville Health Corporation is the for-profit affiliate of the Greenville Health System. Since joining Oncolix, Mr. Redman has prepared business plans, presented at major life science conferences and has been primarily responsible for eight issued US patents and additional foreign patents. Under Mr. Redman’s guidance, the Company has raised more than $15 million in financing, licensed a proprietary expression system required to manufacture the Company’s lead drug, solved manufacturing challenges, hired key personnel and took one oncology drug from research stage through Phase II (melanoma) and a second drug from the preclinical development to Phase I clinical trials (ovarian cancer), and successfully obtained orphan designation from the FDA. Mr. Redman has extensive contacts in the investment community, both domestically and internationally, including large pharmaceutical companies, contract research organizations (both domestically and internationally) and research institutions for sponsored research (including MD Anderson Cancer Center). Prior to forming Oncolix, Mr. Redman was the CEO of Bone Medical in Australia and thereafter the CEO and co-founder of Opexa Pharmaceuticals, which commenced operations in February of 2001 and was sold to PharmaFrontiers Corporation in November 2004. Mr. Redman also acts as CEO to OncoCNS, a small private start up with part-time employees that he advises on his own time. In addition to the above CEO positions, Mr. Redman also has held key management positions with Zonagen (now Repros Therapeutics), Aronex Pharmaceuticals, Biovail, and American Home Products (now Pfizer). Mr. Redman is an active member of the Licensing Executives Society and formerly served on its Executive Committee. Mr. Redman earned a BA in Biology from the University of Missouri and a Masters in Business Administration from the University of Phoenix.

J. Donald Payne

Mr. Payne, age 61, has served as the Senior Vice President - Finance and Administration and Secretary of Oncolix since 2011. In such capacity he has been responsible for assisting with managing the clinical and manufacturing operations of Oncolix as well as handling regulatory filings and intellectual property matters. His time devoted to Oncolix has fluctuated since 2011 depending on the activities of Oncolix. Mr. Payne also currently is the Co-Founder, President and Director of AuroRad, Inc., an unaffiliated start-up that intends to develop radiation oncology products. Until June 2012, Mr. Payne was a Director and Chairman of the Audit Committee of Pressure Biosciences, Inc., a Nasdaq-listed life science instrumentation company. Previously, Mr. Payne held various senior management positions at Nanospectra Biosciences, Sensus Drug Development, LifeCell Corporation, Aprogenex and Entex Energy. Mr. Payne’s financial experience includes initial public offerings on the New York Stock Exchange and the American Stock Exchange and various private placements related to certain of the above and other entities. Mr. Payne has co-authored 9 scientific publications and is a co-inventor of 2 issued patents. Mr. Payne is a Summa Cum Laude graduate of Rice University with a Masters in Business Administration (1992) and a Summa Cum Laude graduate of Texas A&M University (1976) with a Bachelor in Business Administration. He is a licensed certified Public Accountant in Texas (1978).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

17.1	Resignation of Brian K. Kistler

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Environmental Petroleum Producers Inc.

Dated: April 11, 2017	By:	/s/ Michael T. Redman
Michael T. Redman
Chief Executive Officer

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